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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                   ODS NETWORKS TO ACQUIRE ESSENTIAL COMMUNICATIONS

                     -- Products From Leader in HIPPI Technology
               Enhance Offerings for High-Speed Enterprise Networks --

RICHARDSON, Texas, April 30, 1998 - ODS Networks, Inc. (NASDAQ: ODSI) today announced it has signed a definitive agreement to acquire Essential Communications Corporation (Essential), a privately held company based in Albuquerque, New Mexico. Essential is a market leader in High Performance Parallel Interface (HIPPI) switches and network interface cards and Gigabit Ethernet network interface cards. The combined ODS Networks-TM- (ODS) and Essential product lines will allow companies with high-performance scientific and technical computing, image processing, data warehousing, data mining, transaction processing, and video and film archiving applications to interconnect their HIPPI networks to more common desk-top interfaces, including Gigabit Ethernet, for real-time network solutions. By the end of 1998, ODS and Essential also plan to offer a next generation Gigabyte System Network (GSN), also known as HIPPI-6400, switch that can move media at more than six times the speed of current Fibre Channel or Gigabit Ethernet solutions.

"Essential Communications is a leader in the next generation 6.4 gigabits per second GSN technology," said G. Ward Paxton, chairman, CEO and president of ODS. "By combining ODS' LANBlazer-TM- Gigabit Ethernet switch and Essential's
6.4 gigabits per second GSN technology, we will be able to offer unique, high-speed, standards-based solutions to customers in the government, entertainment, petroleum and other industries that require the timely movement of large amounts of information."

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"The combination of ODS and Essential will offer many benefits to Essential's customers," said Michael McGowen, CEO of Essential. "Now they can connect numerous environments at very high speeds through HIPPI and move that data across to their existing desktops in real-time."

FINANCIAL DETAILS

The acquisition will be accounted for as a purchase with ODS exchanging a combination of $5.8 million of cash and approximately 305,500 shares of ODS common stock (worth approximately $2.6 million based upon ODS' April 29, 1998 closing price of $8.375) for all outstanding shares of Essential. In addition, ODS will assume the Essential stock option plan, and ODS will reserve approximately 100,500 shares of ODS stock to be issued upon the exercise of such options.

In connection with the acquisition, ODS expects to recognize a one-time charge against after-tax earnings of between $4.5 million and $5.5 million, or $0.27 to $0.33 per share, for in-process technology in the second fiscal quarter of 1998. The acquisition has been approved by the Board of Directors of each company and is expected to be completed in May of 1998 subject to various customary closing conditions including Essential stockholder approval.

When the transaction is complete, Michael McGowen, CEO of Essential, will report to G. Ward Paxton, ODS chairman, CEO and president. Essential's sales organization will be integrated with ODS' sales force immediately. The other Essential employees will continue to operate under McGowen's leadership in Albuquerque, New Mexico.

STRATEGIC INDUSTRY RELATIONSHIPS

Essential's current product line includes HIPPI switches delivering 800 million bits per second per port bi-directionally and HIPPI network interface cards and drivers for most UNIX workstation vendors including Silicon Graphics Inc. (SGI), Sun Microsystems Inc. (Sun), Hewlett-Packard Co. (HP), Digital Equipment Corporation (DEC) and International Business Machines Corp.
(IBM). Essential also offers Gigabit Ethernet network interface cards for Windows NT environments and Gigabit Ethernet network interface cards for SGI's Octane and

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Origin products.  Essential's Gigabit Ethernet drivers are expected to be available for Sun's Solaris systems by mid-1998 and IBM's AIX systems by the end of 1998.

Essential is currently collaborating with Raytheon E-Systems and SGI to develop a GSN switch designed to support up to 32 non-blocking ports at 6.4 gigabits per second per port, providing an aggregate bandwidth of over 400 gigabits per second. With significantly more capacity than Gigabit Ethernet or Fibre Channel, GSN technology will enable a cluster of commodity computers, servers and storage devices, located throughout a building or across a campus, to operate as the equivalent of a massively parallel
supercomputer.   Essential's first GSN switches are slated to ship by the end of 1998. SGI workstations and servers will be among the first in the industry to support GSN in 1998. GSN network interface cards for Sun, HP, DEC and IBM are also anticipated to pave the way for commodity supercomputing and numerous high-throughput applications.

ACCESS TO HIPPI AND GSN SOLUTIONS

By tightly coupling ODS' LANBlazer Gigabit Ethernet switch with Essential's HIPPI and GSN (HIPPI-6400) switches, ODS will be able to offer a real-time solution that is unique in the industry. "We envision a significant opportunity in the market for offering a SuperLAN architecture that utilizes GSN and HIPPI-800 switches for supercomputer clusters and 400 gigabit per
second backbones connected to numerous LANBlazer switches.   With HIPPI-800,
ATM OC3 and OC12 uplinks, along with high Gigabit and Fast Ethernet port density, the LANBlazer combined with the Essential switch will offer a unique solution for desk-top to high-speed network connectivity," stated G. Ward Paxton.

ODS' LANBlazer 7000 represents one of the highest capacity Gigabit Ethernet switches in the industry. "The combination of ODS' LANBlazer Gigabit Ethernet switches with Essential's Gigabit Ethernet network interface cards, HIPPI switches and network interface cards, and GSN switches and network interface cards will position ODS as a single-source solution for Gigabit and Gigabyte networking solutions," concluded Paxton.

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ABOUT ESSENTIAL COMMUNICATIONS

Founded in 1992, Essential has focused on providing affordable, end-to-end gigabit networking solutions used in workgroups, backbones, cluster computing, storage management and visual computing. Its HIPPI and Gigabit Ethernet networking product families include switches and network interface cards. Essential's vertical markets cover film post production, petroleum, design engineering, scientific research, medical imaging, data mining, data warehousing and data backup.

ABOUT ODS NETWORKS

ODS develops, manufactures and markets a complete range of enterprise, workgroup, remote access and security networking products for large and mid-range organizations, including its award-winning InfiniteSwitch. ODS' InfiniteSwitch and LANBlazer switch family features a highly flexible architecture that combined supports Ethernet, Fast Ethernet, Gigabit Ethernet, FDDI, ATM and Token Ring and remote access while providing up to 45 Gigabits of switch throughput capacity and industry-leading performance in management, security and fault tolerance. The ODS SecureCom-TM- family offers advanced secure LAN infrastructure solutions for on-line intrusion detection, asset protection and auditing.

This release, other than historical financial information, includes forward-looking statements with respect to completing the acquisition of Essential Communications Corporation, developing HIPPI-6400 and other products, and certain other matters. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: approval of the Essential Communications Corporation acquisition by its stockholders, delays in the development of HIPPI-6400 or other products, the rate of adoption of new technology, competitive product introductions, competitive pricing actions and marketing programs, as well as risks concerning future technology and others identified in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings. These filings can be obtained by contacting ODS Investor Relations.

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ODS and ODS Networks are registered trademarks of ODS Networks, Inc.
LANBlazer, InfiniteSwitch and SecureCom are trademarks of ODS Networks, Inc. All other trademarks are the property of their respective companies.

CONTACT:

Charleigh Shayne                   Terri Griffin                 Cynthia Stine
Director of Investor Relations     Director of Marketing         PRTek, Inc.
ODS Networks, Inc.                 ODS Networks, Inc.            972-276-5724
972-664-8061                       972-664-8040                  prtek@flash.net
cshayne@ods.com                    tgriffin@ods.com